UNITED STATESSECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: December 13, 2012


                           PEPTIDE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                           --------------------------


        Nevada                  333-133347                      98-0479983
    (State or other           (Commission File                (IRS Employer
     jurisdiction of            Number)                         Number)
     incorporation)

     601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101
              (Address of Principal Executive Offices) (Zip Code)
     --------------------------------------------------------------------------

                                 (206) 388-5498
                                 --------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant  to  Rule
14d-2(b)  under the  Exchange  Act (17 CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2012, the Company formerly engaged BB&T Capital Markets ("BB&TCM") to act as the Company's exclusive financial advisor and agent in connection with developing strategic alternatives for the Company regarding debt financings, licensing of intellectual properties developed by the Company, equity raises, sale of intellectual properties, or other capital markets transactions that may develop over the course of a 24 month agreement.

The Company will pay BB&TCM an advisory fee of three percent of the face amount of the financial transactions advised upon during the course of the engagement, due and payable at closing.

Additionally, the Company will defend, indemnify and hold BB&TCM, its parent company, subsidiaries and affiliates and its and their directors, officers, employees, agents and successors and assigns harmless from and against any losses, suits, actions, claims, damages, costs and or other liabilities which any indemnified person may incur as a result of acting on behalf of the Company in connection with this engagement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           PEPTIDE TECHNOLOGIES, INC.



                        By:               /s/Scott McKinley
                                             ---------------
                                             Scott McKinleyChairman of the Board
    Date:  December 13, 2012